UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 19, 2014

Date of Report (Date of earliest event reported)

Installed Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36307	45-3707650
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

495 South High Street, Suite 50

Columbus, Ohio 43215

(Address of principal executive offices, including zip code)

(614) 221-3399

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change In Fiscal Year.

On February 19, 2014, Installed Building Products, Inc. (the “Company”) completed its initial public offering (the “IPO”). The proceeds from the IPO were used to repurchase the Company’s Series A Preferred Stock in full on February 19, 2014. The Company’s Amended and Restated Certificate of Incorporation provided that any redeemed or otherwise acquired shares of Series A Preferred Stock by the Company shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. In light of the potential confusion that could result from the continued inclusion of provisions in the Company’s governing documents relating to the now cancelled and retired Series A Preferred Stock, the board of directors of the Company adopted, pursuant to Section 245 of the Delaware General Corporation Law, a Second Amended and Restated Certificate of Incorporation to eliminate these inoperative provisions relating to the Series A Preferred Stock. The Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 25, 2014.

The foregoing summary of the Second Amended and Restated Certificate of Incorporation does not purport to be complete and is qualified in its entirety by reference to the Second Amended and Restated Certificate of Incorporation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 8.01. Other Events

On February 19, 2014, the Company issued a press release announcing the closing of the IPO and the full exercise of the option to purchase additional shares in connection therewith. The press release is attached as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Second Amended and Restated Certificate of Incorporation of Installed Building Products, Inc., dated February 25, 2014

99.1	Press Release of Installed Building Products, Inc., dated February 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTALLED BUILDING PRODUCTS, INC.

Date: February 25, 2014	By:	/s/ Michael T. Miller

Michael T. Miller
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Second Amended and Restated Certificate of Incorporation of Installed Building Products, Inc., dated February 25, 2014

99.1	Press Release of Installed Building Products, Inc., dated February 19, 2014